SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed, on its behalf by the undersigned thereunto duly authorized.




                                CROMPTON & KNOWLES CORPORATION
                                                  (Registrant)




August 11, 1995                    By:  /s/ Charles J. Marsden
                                        Charles J. Marsden
                                        Vice President-Finance
                                        and Chief Financial
                                        Officer


August 11, 1995                    By:  /s/ John T. Ferguson, II
                                        John T. Ferguson, II
                                        General Counsel and Secretary










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